Exhibit 10.6

UNITED STATES OF AMERICA
Before The
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: CN 11-27
)
)
METABANK	)	Effective Date: July 15, 2011
)
)
Storm Lake, Iowa	)
OTS Docket No. 05892)
)

STIPULATION AND CONSENT TO THE ISSUANCE OF
AN ORDER OF ASSESSMENT OF A CIVIL MONEY PENALTY

WHEREAS, the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Central Region (Regional Director), and based upon information derived from the exercise of its regulatory and supervisory responsibilities, has informed MetaBank, Storm Lake, Iowa, OTS Docket No. 05902 (Association), that grounds exist to initiate a civil money penalty assessment proceeding against the Association pursuant to 12 U.S.C. § 1818(i); and

WHEREAS, the Regional Director, pursuant to delegated authority, is authorized to issue Orders of Assessment of a Civil Money Penalty where a savings association has consented to the issuance of an order; and

WHEREAS, the Association desires to cooperate with the OTS to avoid the time and expense of an administrative civil money penalty proceeding by entering into this Stipulation and Consent to the Issuance of an Order of Assessment of a Civil Money Penalty (Stipulation) without admitting or denying that such grounds exist, but only admitting the statements and

MetaBank
Stipulation and Consent to the Issuance of an
Order of Assessment of a Civil Money Penalty

conclusions in Paragraphs 1 and 2 below concerning Jurisdiction, hereby stipulates and agrees as follows:

Jurisdiction.

1.             The Association is a “savings association” within the meaning of 12 U.S.C. § 1813(b) and 12 U.S.C. § 1462(4).  Accordingly, the Association is an “insured depository institution” as that term is defined in 12 U.S.C. § 1813(c).

2.             Pursuant to 12 U.S.C. § 1813(q), the Director of the OTS is the “appropriate Federal banking agency” to initiate and maintain a civil money penalty proceeding against the Association pursuant to 12 U.S.C. § 1818(i).

OTS Findings of Fact.

3.             Based on its Report of Examination of the Association dated April 5, 2010, OTS finds the Association has recklessly engaged in unsafe or unsound banking practices in conducting the affairs of the Association, including:

(a)           failing to monitor customer use of the iAdvance line of credit service and discourage borrowing that was inconsistent with the Association’s intent to meet the short-term credit needs of its customers as provided for in the iAdvance Terms and Conditions and Agreement; and

(b)           failing to establish adequate controls to prudently monitor and oversee the activities of its third party providers.

4.             Based on its Report of Examination of the Association dated April 5, 2010, OTS finds the Association has violated various laws and/or regulations, including:

(a)           15 U.S.C. § 45(a)(1) – (unfair or deceptive acts or practices in or affecting commerce); and

MetaBank
Stipulation and Consent to the Issuance of an
Order of Assessment of a Civil Money Penalty

(b)           12 C.F.R. § 563.27 – (advertising or representations that are inaccurate or constitute misrepresentation).

5.             The unsafe or unsound practices and violations referenced in Paragraphs 3 and 4 above were part of a pattern of misconduct, caused or are likely to cause more than a minimal loss to the Association, and/or resulted in pecuniary gain or other benefit to the Association.

Consent.

6.             The Association consents to the issuance by the OTS of the accompanying Order of Assessment of a Civil Money Penalty (Order).  The Association further agrees to comply with the terms of the Order upon the Effective Date of the Order and stipulates that the Order complies with all requirements of law.

Finality.

7.             This Order is issued by the OTS under the authority of 12 U.S.C. § 1818(i).  Upon the Effective Date it shall be a final order, effective and fully enforceable by the OTS under the provisions of 12 U.S.C. § 1818(i).

Waivers.

8.             The Association waives the following:

(a)           the right to be served with a written notice of the OTS's assessment of a civil money penalty against it as provided by 12 U.S.C. § 1818(i); and 12 C.F.R. Part 509;

(b)           the right to an administrative hearing including, without limitation, any such right provided by 12 U.S.C. §§ 1818(h) or 1818(i).

(c)           the right to seek judicial review of the Order, including, without limitation, any such right provided by 12 U.S.C. §§ 1818(h) or 1818(i), or otherwise to challenge the validity of the Order;

MetaBank
Stipulation and Consent to the Issuance of an
Order of Assessment of a Civil Money Penalty

(d)           any and all claims against the OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter and/or the Order, whether arising under common law, federal statutes, or otherwise; and

(e)           the right to assert this proceeding, this consent to the issuance of the Order, and/or the issuance of the Order, the payment of any monies, or the provision of any other financial relief as contemplated by the Order, as the basis for a claim of double jeopardy in any pending or future proceeding brought by the United States Department of Justice or any other governmental entity.

OTS Authority Not Affected.

9.             Nothing in this Stipulation or accompanying Order shall inhibit, estop, bar or otherwise prevent the OTS from taking any other action affecting the Association if at any time the OTS deems it appropriate to do so to fulfill the responsibilities placed upon the OTS by law.  The OTS agrees not to institute further proceedings against the Association for the specific acts, omissions, or violations in the Findings of Fact set forth in Paragraphs 3 and 4 above to the extent known to the OTS as of the Effective Date of the accompanying Order, unless such acts, omissions, or violations reoccur.

Other Governmental Actions Not Affected.

10.           The Association acknowledges and agrees that its consent to the issuance of the accompanying Order is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 9 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the

MetaBank
Stipulation and Consent to the Issuance of an
Order of Assessment of a Civil Money Penalty

Association that arises pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than the OTS.

Miscellaneous.

11.           The laws of the United States of America shall govern the construction and validity of this Stipulation and the Order.

12.           If any provision of this Stipulation and/or the Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.

13.           All references to the OTS in this Stipulation and the Order shall also mean any of the OTS’s predecessors, successors, and assigns.

14.           The section and paragraph headings in this Stipulation and the Order are for convenience only and shall not affect the interpretation of this Stipulation or the Order.

15.           The terms of this Stipulation and the Order represent the final agreement of the parties with respect to the subject matters hereof and constitute the sole agreement of the parties with respect to such subject matters.

Signature of Directors/Board Resolution.

16.           Each Director signing this Stipulation attests that he or she voted in favor of a Board resolution authorizing the consent of the Association to the issuance of the Order and the execution of the Stipulation.  This Stipulation may be executed in counterparts by the directors after approval of execution of the Stipulation at a duly called board meeting.

MetaBank
Stipulation and Consent to the Issuance of an
Order of Assessment of a Civil Money Penalty

WHEREFORE, the Association, by its directors, executes this Stipulation.

METABANK	OFFICE OF THRIFT SUPERVISION
Storm Lake, Iowa

/s/ James S. Haahr	By:	/s/ Daniel T. McKee
James S. Haahr, Chairman		Daniel T. McKee
Regional Director, Central Region

/s/ E. Thurman Gaskill	Date:	See Effective Date on page 1
E. Thurman Gaskill, Director

/s/ J. Tyler Haahr
J. Tyler Haahr, Director

/s/ Bradley C. Hanson
Bradley C. Hanson, Director

/s/ Frederick V. Moore
Frederick V. Moore , Director

/s/ Rodney G. Muilenburg
Rodney G. Muilenburg, Director

/s/ Jeanne Partlow
Jeanne Partlow, Director

MetaBank
Stipulation and Consent to the Issuance of an
Order of Assessment of a Civil Money Penalty